Exhibit 23(h)(v)(b)
EXHIBIT A
Exhibit A, dated as of November 14, 2006, is Exhibit A to the Sub-Administration and Accounting Services Agreement among PFPC Inc., WT Mutual Fund and Rodney Square Management Corporation.
LIST OF FUNDS
Wilmington Prime Money Market Fund
Wilmington U.S. Government Money Market Fund
Wilmington Tax-Exempt Money Market Fund
Wilmington Short/Intermediate-Term Bond Fund
Wilmington Broad Market Bond Fund
Wilmington Municipal Bond Fund
Wilmington Multi-Manager Large-Cap Fund
Wilmington Multi-Manager Mid-Cap Fund
Wilmington Multi-Manager Small-Cap Fund
Wilmington Multi-Manager International Fund
Wilmington Multi-Manager Real Asset Fund
Wilmington Large-Cap Core Fund
Wilmington Large-Cap Growth Fund
Wilmington Large-Cap Value Fund
Wilmington Small-Cap Core Fund
Wilmington Mid-Cap Core Fund
Wilmington Small-Cap Growth Fund
Wilmington Small-Cap Value Fund
Wilmington ETF Allocation Fund
Wilmington Aggressive Asset Allocation Fund
Wilmington Moderate Asset Allocation Fund
Wilmington Conservative Asset Allocation Fund
Roxbury Small-Cap Growth Fund
Roxbury Mid-Cap Fund
Wilmington Fundamentally Weighted Large Company Fund
Wilmington Fundamentally Weighted Small Company Fund